Exhibit 11


                             ALBEMARLE CORPORATION
                  COMPUTATION OF PRO FORMA EARNINGS PER SHARE
                 for the years ended December 31, 2001 and 2000
                    (In thousands except per share amounts)


                                                    Pro Forma       Pro Forma
                                                       2001            2000
                                                  --------------  --------------

BASIC EARNINGS PER SHARE

Numerator:

Net income after effect of
 applying SFAS No. 123
 "Accounting for Stock Based
 Compensation"                                          $66,524        $100,437
                                                  --------------  --------------

Denominator:

Average number of shares of
 common stock outstanding                                45,766          45,882
                                                  ==============  ==============

Basic earnings per share                                  $1.45           $2.19
                                                  ==============  ==============


DILUTED EARNINGS PER SHARE

Numerator:

Net income after effect of
 applying SFAS No. 123
 "Accounting for Stock Based
 Compensation"                                          $66,524        $100,437
                                                  --------------  --------------

Denominator:

Average number of shares of
 common stock outstanding                                45,766          45,882

Shares issuable upon the assumed
 exercise of outstanding stock
 options and other common stock
 equivalents                                                758             724
                                                  --------------  --------------

Total pro forma shares                                   46,524          46,606
                                                  ==============  ==============

Diluted earnings per share                                $1.43           $2.16
                                                  ==============  ==============